EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-143525) of Iomai Corporation’s 2005 Incentive Plan,

(2)	Registration Statement (Form S-3 No. 333-141711) of Iomai Corporation,

(3)	Registration Statement (Form S-3 No. 333-141549) of Iomai Corporation,

(4)	Registration Statement (Form S-8 No. 333-141097) of Iomai Corporation’s 2005 Incentive Plan,

(5)	Registration Statement (Form S-1 No. 333-138768) of Iomai Corporation,

(6)	Registration Statement (Form S-8 No. 333-131694) of Iomai Corporation’s 2006 Employee Stock Purchase Plan, and

(7)	Registration Statement (Form S-8 No. 333-131693) of Iomai Corporation’s 2005 Incentive Plan,

of our reports dated March 13, 2008, with respect to the financial statements of Iomai Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP
McLean, Virginia
March 26, 2008